UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    December 11, 2013

KIMBALL INTERNATIONAL, INC.
________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Indiana	0-3279	35-0514506
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1600 Royal Street, Jasper, Indiana	47549-1001
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code   (812) 482-1600

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(c) Kimball International Inc. (the "Company") today announced the appointment of Lonnie P. Nicholson as Vice President and Chief Information Officer, effective January 1, 2014.

Nicholson, 49, most recently served as Vice President, Business Analytics, with oversight of strategic application of data analysis, social media and mobile computing in support of the Company’s growth of information management into more “predictive” analysis in order to build greater responsiveness to customer needs and improvement of operational decision-making. Throughout the past five years, he also served the Company as Director of Business Analytics, Director of Organizational Development, and Director of Employee Engagement.

Nicholson joined Kimball’s corporate information technology department in 1986 and has advanced through various technical, operational and management positions leading to his promotion to Vice President.

The Company's press release announcing the appointment of Mr. Nicholson is attached as Exhibit 99.1 and is incorporated herein by reference.

(d) Exhibits
The following exhibits are filed as part of this report:

Exhibit
Number	Description
99.1	Press Release dated December 11, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL INTERNATIONAL, INC.

By:	/s/ Robert F. Schneider
ROBERT F. SCHNEIDER Executive Vice President, Chief Financial Officer

Date: December 11, 2013

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated December 11, 2013